UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 14, 2011

HAWAIIAN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31443	71-0879698
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3375 Koapaka Street, Suite G-350

Honolulu, HI  96819

(Address of principal executive offices, including zip code)

(808) 835-3700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On November 14, 2011, Hawaiian Airlines, Inc. (“Hawaiian”), a wholly-owned subsidiary of Hawaiian Holdings, Inc. (the “Registrant”), entered into an amendment (the “Amendment”) to the Airbus A330/A350XWB Purchase Agreement by and between Hawaiian and Airbus S.A.S. (“Airbus”), dated as of January 31, 2008, as amended (the “Purchase Agreement”).

Prior to the Amendment, Hawaiian had agreed to purchase thirteen wide-body A330-200 aircraft for delivery between 2011 and 2015, of which two aircraft have been purchased during 2011, and six A350XWB-800 aircraft for delivery beginning in 2017 from Airbus, with purchase rights to acquire an additional four A330-200 aircraft and an additional six A350XWB-800 aircraft.

Pursuant to the Amendment, Hawaiian exercised all four remaining purchase rights for A330-200 aircraft, acquired four additional A330-200 purchase rights, exercisable between calendar year 2011 and calendar year 2014, and immediately exercised one such additional purchase right, resulting in new orders for a total of five additional A330-200 aircraft, which are scheduled to be delivered between 2013 and 2015.  Financial terms for the additional new orders are consistent with the Purchase Agreement.  Following execution of the Amendment, Hawaiian has firm aircraft orders with Airbus for (a) 16 A330-200 aircraft for delivery between 2012 and 2015 and six A350XWB-800 aircraft for delivery beginning in 2017 and (b) purchase rights with respect to three additional A330-200 aircraft and six additional A350XWB-800 aircraft.  TheA330-200 aircraft will replace older wide-body Boeing 767-300 aircraft currently in Hawaiian’s fleet that are planned to be retired from the fleet between 2013 and 2016, and provide for modest growth in Hawaiian’s fleet during that time period.  In connection with the Amendment, Airbus agreed to provide stand-by financing for the acquisition of four A330-200 aircraft, subject to standard terms and conditions.

On November 16, 2011, Hawaiian also entered into two amendments to the Engine Support and Purchase Agreements by and between Hawaiian and Rolls-Royce Plc and Rolls-Royce TotalCare Services Limited (the “Rolls-Royce Amendments”), dated as of October 27, 2008, to provide a comprehensive maintenance support program for the Rolls-Royce Trent 772B engines powering the five additional Airbus A330-200 aircraft acquired pursuant to the Amendment.  The pricing for the maintenance support program is based upon a rate per flight hour, subject to annual escalation.  The Rolls Royce Amendments also provide for the purchase by Hawaiian of one Trent 772B spare engine.

The foregoing description of the Amendment and the Rolls Royce Amendments is not complete and is qualified in its entirety by reference to the full text of the Amendment and the Rolls Royce Amendments which the Registrant intends to file with the Securities and Exchange Commission as exhibits to its next annual report on Form 10-K.  The Registrant also intends to seek confidential treatment of certain terms of the Amendment and the Rolls Royce Amendments at such time.

On November 17, 2011, the Company issued a press release announcing its acquisition of four additional Airbus A330-200 purchase rights and its exercise of five Airbus A330-200 purchase rights, which press release is furnished as an exhibit hereto.  The information in the press release shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1    Press Release Dated November 17, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hawaiian Holdings, Inc.

Date: November 17, 2011	By:	/s/ Hoyt H. Zia
Hoyt H. Zia, Secretary